Exhibit 99.2

Creatd’s Vocal Platform Year In Review Explores How its Creators Thrived in 2020

Vocal’s 2020 Year in Review spotlights the creators, stories, and milestones that defined the platform.

Fort Lee, N.J., Dec. 23, 2020 /PRNewswire/ -- Creatd, Inc. (Nasdaq CM: CRTD) (“Creatd” or the “Company”), the parent company of Vocal, today released its 2020 Year in Review. It highlights the many ways in which Vocal helped the creative community survive and thrive this past year. Creators from around the world turned to Vocal as an outlet to share stories that matter.

Vocal provided a platform for creators to submit over 120,000 stories to an audience who spends on average over four minutes consuming each of their stories. Creators were paid over $400,000 this year, including $195,000 through Challenges, a way for creators to compete to win cash prizes and more.

Please view the full Year in Review here: https://2020.vocal.media

“We all know intuitively that creativity thrives even in the most challenging circumstances, and as such, the Vocal platform had a profound and positive impact on creators’ lives during a year when they needed it most,” says Jessica Wharton, Head of Creator Experience for Vocal. “As the world turned upside down for all of us, we saw firsthand how our creators turned to storytelling on Vocal as a means of self-expression and healing.”

Vocal Challenges helped raise awareness this year for important global issues including climate change, global food shortages, and other socioeconomic issues. Vocal’s 2020 Year in Review spotlights the creators, stories, and a myriad of positive interactions that powered the platform this year.

“It is important in today’s business environment that investors acknowledge and understand that in order to build a valuable company, our management team and, more importantly, the platform must be contributing to more than just the bottom line,” said Creatd CEO and founder Jeremy Frommer. “As I have always said, and as our Year in Review confirms, when our creators succeed, the Company succeeds.”

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) empowers creators, brands, and entrepreneurs through technology and partnership. Its flagship technology, Vocal, is a best-in-class creator platform. For more information:

Creatd: https://creatd.com;

Creatd IR: https://investors.creatd.com;

Vocal Platform: https://vocal.media;

Investor Relations Contact: ir@creatd.com

Forward-Looking Statements

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